                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        PRINTWARE, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
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     2) Aggregate number of securities to which transaction applies:
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4) Proposed maximum aggregate value of transaction:
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 1998

To the Shareholders of Printware, Inc.:

  The second annual meeting of shareholders will be held at the Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota 55402 on Thursday, April 16, 1998, at 3:30 p.m., Central Daylight Time, for the following purposes:

  1. To elect three Directors to hold office until the next annual meeting of shareholders; and

  2. To ratify an amendment to the Company's 1996 Stock Plan to increase the number of available shares, and to increase the number of automatic shares granted to non-employee Directors; and

  3. To take action on any other business that may properly come before the meeting.

  Shareholders of record at the close of business on February 25, 1998 are entitled to vote at the meeting and at any adjournment thereof.

  Whether or not you expect to be present at the meeting, please complete, sign and return the enclosed proxy card as soon as possible to ensure the presence of a quorum and save the Company further solicitation expense. For your convenience, a return envelope is enclosed that requires no postage if mailed in the United States. If you attend the meeting in person, your proxy will be returned to you upon request.


                                          Brian D. Shiffman
                                          Secretary

Dated: March 13, 1998


  Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. Thank you.

                                 Printware, Inc.
                          1270 Eagan Industrial Road
                          St. Paul, Minnesota  55121

                               PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               April 16, 1998

  The accompanying proxy is solicited by the Board of Directors of Printware, Inc. (the "Company") in connection with the annual meeting (including any adjournments, the "Meeting") of shareholders of the Company to be held April 16, 1998.

  The cost of soliciting proxies, including the cost of preparing and mailing the notice of the Meeting and this proxy statement, will be paid by the Company. Proxies will be solicited primarily by mailing this proxy statement to all shareholders entitled to vote at the Meeting. In addition to the use of the mails, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by Directors, executive officers and employees of the Company who will not be specially compensated for such activities, but who may be reimbursed for any reasonable out-of-pocket expenses incurred by them in connection therewith. The Company may also reimburse brokers, banks and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy material and obtaining proxies from their principals.

  A shareholder may revoke his or her proxy at any time before it is voted by written notice addressed to the Secretary at the offices of the Company, by filing another proxy bearing a later date with the Secretary or by appearing at the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted. This proxy statement and enclosed form of proxy are first being mailed to shareholders on or about March 13, 1998.

  Only shareholders of record at the close of business on February 25, 1998, May vote at the Meeting. As of that date, there were 4,914,939 shares of common stock, no par value per share ("Common Stock"), of the Company outstanding. Such shares constitute the only class of the Company's outstanding equity securities. Each shareholder of record is entitled to one vote for each share registered in his or her name on each matter presented at the Meeting. Cumulative voting is not permitted.

  Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares. If no direction is made, such shares will be voted FOR the election of the nominees for the Company's Board of Directors named and FOR the approval of the amendment to the 1996 Stock Plan. The persons named as proxies may also vote on any other matter to properly come before the Meeting. If an executed proxy card is returned and the executing shareholder has elected to "abstain" from voting on any matter (or to "withhold authority" as to the election of any Director or approval of the amendment to the 1996 Stock Plan), the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority to vote certain of such shares on one or more matters, those shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matters.

                         ITEM 1: ELECTION OF DIRECTORS

  The Board of Directors has set the size of the Board at three persons and nominated the persons listed below to be elected Directors to serve until the 1999 annual meeting of the Company's shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary to elect each of the nominees listed below. All of the nominees are presently Directors of the Company whose terms of office will expire at the Meeting.

Daniel A. Baker, Ph.D., age 40, has served as the Company's President and a member of its Board of Directors since February 1993, and additionally as Chief Executive Officer since January 1995. Dr. Baker joined the Company in May 1990 as Vice President of Engineering and was later appointed Vice President of Sales, Marketing and Product Development. He has over 20 years of experience in high-tech industry, and personally holds 15 patents. His previous experience includes executive positions at Minntech Corporation and Percom Data Corporation.

Allen L. Taylor, Ph.D., age 62, is a co-founder of the Company and has served on the Board of Directors since the Company's incorporation in May 1985. Dr. Taylor was an employee of Minnesota Mining and Manufacturing Company ("3M") for over 30 years until his retirement in June 1996. At 3M, he led the Development of a number of products for the printing industry. In 1985, Dr. Taylor was instrumental in obtaining for the Company a license from 3M for the key resonant-galvanometer technology used in the Company's platesetters.

Brian D. Shiffman, age 58, has served on the Board of Directors since the Company's incorporation in May 1985. Mr. Shiffman has been Business Development Director at Minnesota Project Innovation, Inc. since 1991. Previously, Mr. Shiffman was Vice President at the Minnesota Cooperation Office, as a loaned executive from Control Data Corporation where he was employed for over 20 years, and was instrumental in the formation of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE. Unless authority to vote is withheld, the persons named proxies will vote FOR the election of each of the above-listed nominees. If any of the nominees are not candidates for election at the meeting, which is not presently anticipated, the persons named proxies will vote for such other person or persons as they may, in their discretion, determine.


                   ITEM 2: AMENDMENT TO THE 1996 STOCK PLAN

  The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's 1996 Stock Plan (the "Plan"). The amendment provides for an increase in the total number of shares available under the Plan by 500,000 shares to a total of 1,000,000 shares. As of March 6, 1998, a total of 489,070 options under the Plan had been issued. Therefore, without shareholder approval of the amendment of the Plan, only 10,930 shares remain available under the Plan for future option grants and awards. The Board of Directors deemed it prudent to increase the shares available for grant under the Plan by 500,000 shares to facilitate future option grants and restricted stock awards.

  The Board's amendment also provides for an increase in the automatic grant Of options to non-employee Directors from 1,000 shares to 5,000 shares. The Board believes the increase is needed to attract and retain quality Directors in order to be competitive with the option grants of similarly-situated corporations that, as is the case with the Company, do not provide cash compensation to Directors for the significant time commitment required as a Board member.

SUMMARY OF THE 1996 STOCK PLAN

  The Plan provides for the granting of stock options or restricted stock Awards to key employees, consultants and Directors. An aggregate of 500,000 shares of Common Stock have been issued or reserved for issuance under the Plan. Shares covered by expired or terminated stock options and forfeited shares of restricted stock may be used for subsequent awards under the Plan.

  The Plan is administered by the Company's Board of Directors or, if the Board so determines, by a committee of "disinterested persons" as defined in the Plan who are appointed by the Board. The Board or the committee has the power to select recipients, make awards of stock options or restricted shares, and adopt regulations and procedures for the Plan.

  The Plan permits the award of both stock options that qualify as "incentive stock options" under the Internal Revenue Code and options that do not so qualify ("non-qualified options"). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. The exercise price of non-qualified options may not be less than 85% of the fair market value of the stock on the date the option is granted. Incentive stock options may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value).

  The Plan provides for an automatic grant of a non-qualified stock option of 1,000 shares to each Director who is not an employee of the Company, to be made when the Director is appointed, elected, or re-elected as a member of the Board. The options are priced at 100% of the fair market value of the Common Stock on the date of grant, vest immediately, and expire five years after the date of grant.

  Following an optionee's death, disability or retirement, the optionee's options may be exercised by the optionee (or the optionee's legal representative or legatee) for a period of three years or until the expiration of the stated term of the option, whichever is less. If an optionee's employment with the Company terminates for any other reason, such optionee's option will immediately terminate, except if such optionee is involuntarily terminated without "Cause" in which even the optionee's vested options are exercisable for the lesser of three months or the remaining term of the option. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

  The term of each option, which is fixed by the committee or the Board at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments as determined by the committee or the Board. The vesting of options may be accelerated upon a change in control of the Company.

  The committee or the Board may also grant restrictive stock awards under the Plan that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the committee or the Board. The committee or the Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The shares of restricted stock awarded under the Plan are to be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the committee or the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of restriction, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of committee or the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the committee or the Board. The Company has not granted any restricted stock awards under the Plan.

Grants of Options

  There are as of February 25, 1998 options outstanding under the Plan for 489,070 shares, at average exercise price of $4.92. Of those, 460,970 options have been issued to executive officers at exercise prices ranging from $3.13 to $6.00, with an average exercise price of $4.96. See the following tables "Summary Compensation Table" and "Option Grants in Last Fiscal Year." In addition, a total of 5,000 options have been issued to non-employee Directors at exercise prices of $3.00 and $3.88, with an average exercise price of $3.53.

Federal Income Tax Treatment

  Generally the grant of either an incentive stock option or a non-qualified option under the Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

  The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then in most cases obtain from the optionee funds to meet tax-withholding requirements arising from that income recognition. The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

Shareholder Approval

  Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.


  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1996 STOCK PLAN. Unless authority to vote is withheld, the persons named proxies will vote FOR approval of the proposed amendment to the 1996 Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 25, 1998, the number of Shares of Common Stock owned by each person who is known by the Company to Beneficially own more than five percent of the Company's outstanding Common Stock, each Director, each person named in the Summary Compensation Table that appears elsewhere in this proxy statement, and all of the Directors and executive officers of the Company as a group:

                                 Number of Shares Owned  Shares Issuable Upon the
                                    (including shares    Exercise of Options that
                                 underlying the options   are Currently or Will
     Name of                     described in the next   Become Exercisable Within    Percent of
    Beneficial Owner                  column)                the Next 60 Days            Class
=======================     ======================      =========================     ==========
Deluxe Corporation <F1>
P.O. Box 64235
St. Paul, MN
55164-0235  . . . . . . . . .    1,587,690  . . . . . . . . .       0  . . . . . . .   32.30%

Wellington Management Co.<F2>
75 State Street
Boston, MA 02109   . . . . . .     475,000  . . . . . . . . .       0  . . . . . . .    9.66%

Daniel A. Baker    . . . . . .     163,006  . . . . . . . . . 140,338  . . . . . . .    3.32%

Thomas W. Petschauer . . . . .     137,271  . . . . . . . . .  57,489  . . . . . . .    2.79%

Joseph F. Dayton     . . . . .      45,430  . . . . . . . . .  42,724  . . . . . . .      *

Timothy S. Murphy    . . . . .       4,959  . . . . . . . . .   3,938  . . . . . . .      *

Donald V. Mager <F3>   . . . .     325,341  . . . . . . . . .   1,000  . . . . . . .    6.62%

Allen L. Taylor <F4>   . . . .     340,574  . . . . . . . . .   2,000  . . . . . . .    6.93%

Brian D. Shiffman    . . . . .       2,500  . . . . . . . . .   2,000  . . . . . . .      *

All Directors and
executive officers
as a group (7 persons)<F5> . .   1,019,081  . . . . . . . . . 249,489  . . . . . . .   20.73%
______________

* Less than one percent
<F1>
Based on a Schedule 13G dated February 17, 1998 filed with the Securities and Exchange
Commission (the "Commission") by Deluxe.
<F2>
Based on a Schedule 13G dated January 14, 1998 filed with the Commission by Wellington
Management Company, LLP.
<F3>
Based on a Schedule 13G dated February 6, 1998 filed with the Commission by Mr. Mager.
<F4>
Based on a Schedule 13G dated February 17, 1998 filed with the Commission by Dr. Taylor.
<F5>
Voting and investment power with respect to the shares described above as held by a Director or executive officer are held solely by the indicated Director or executive officer and his spouse, except with respect to 5,000 shares held solely in the name of the spouse of
Mr. Petschauer.  Two individuals, Mr. Michael F. Reeves and Ms. Lois M. Martin, that are employees of Deluxe resigned as Directors as of February 6, 1998, and therefore Deluxe's shares are not present in this group.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has overall responsibility for compensation actions affecting the Company's officers. The Compensation Committee is composed of independent outside Directors, none of whom is or has been an officer of the Company. The Compensation Committee is responsible for:
-- Developing an executive compensation philosophy and administrative policies;
-- Determining the compensation of the Chief Executive Officer (the "CEO") and the other executive officers;
-- Establishing performance measurements, compensation and grants under the Company's bonus and stock option programs; and -- Reviewing comparative data for executive officer positions.


PHILOSOPHY

  The Company seeks to develop a compensation program that:
-- Attracts, retains and motivates a top-quality management team;
-- Links compensation to performance;
-- Aligns the interests of shareholders and management by encouraging stock ownership by management and rewarding financial performance that increases shareholder value; and
-- Maintains a management compensation program that is competitive in terms of compensation level and incentive design.

  The Compensation Committee uses, depending on availability, data from compensation surveys and publicly available data for comparable companies in setting the appropriate mix of compensation elements and overall compensation levels. The Compensation Committee has not used outside consultants to prepare specific studies but would be free to do so in the exercise of its independent judgment.

  The comparability of companies for compensation purposes is judged according to the following criteria:
     1. Comparable size
     2. Similar industries
     3. Recently public
     4. Geographical location

  The Compensation Committee's objective for 1997 was to position the total compensation of the executive officers at a level commensurate with the median total compensation associated with comparable positions at comparable companies. Actual compensation was intended to be in excess of the median only if the Company's performance exceeded predetermined goals.

  There are three components to the Company's executive compensation program:
     1. Base salary
     2. Bonus
     3. Stock options

1. Base salary: After a review of competitive salary data, base salaries of Printware executive officers were adjusted effective January 1, 1998. Dr. Baker's base salary was set at $139,000 per year, from $135,000 per year.

2. Bonus: Annual bonus awards are designed to link compensation to perform-ance and reward financial performance that increases shareholder value. The executive officers, except for Mr. Murphy who was promoted to officer level in May 1997, were awarded 1997 bonuses of 28.7% of base salary compared to a potential of 60%, based on a preset formula incorporating revenues and pretax profits. Mr. Murphy remained on his previous compensation plan for 1997.

3. Stock options: Stock option grants are an important long-term incentive to attract, retain and motivate the management team; to align the interests of shareholders and management; and to encourage stock ownership by management. The executive officers were granted annual incentive stock option grants for 1997 as listed, which were not based on a pre-set formula, but rather were intended to be similar to those of comparable positions at comparable companies. All options were granted at fair market value. See the following tables "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

                                  SUMMARY COMPENSATION TABLE
                                                                      Long-Term
                                                                     Compensation
                                    Annual Compensation         =====================
                             =================================             Securities  All Other
       Name and                                   Other Annual             Underlying   Compen-
  Principal Position   Year  Salary<F1> Bonus<F2> Compensation  Awards<F3> Options<F4> sation<F5>
=====================  ====  =========  ========  ============  =========  ==========  =========
Daniel A. Baker        1997   $140,205   $38,745       $0        $    0      36,000      $1,920
President and Chief    1996    115,221    28,539        0         7,500     167,135       1,600
  Executive Officer    1995    109,264    44,814        0         7,500      11,203       1,413

Thomas W. Petschauer   1997    114,242    31,750        0             0      15,000       1,738
Executive Vice Presi-  1996     98,164    23,254        0             0      55,814       1,358
  dent and CFO         1995     94,592    38,703        0             0       9,675       1,226

Joseph F. Dayton       1997     98,669    27,265        0             0       9,000       1,188
Senior Vice President  1996     85,488    20,083        0             0      35,021       1,193
                       1995     82,608    33,814        0             0       8,453         956

Timothy S. Murphy<F6>  1997     79,957         0        0             0       5,000         800
Vice President
______________

<F1>
Based on 27 biweekly paydays in 1997, with 1996 and 1995 each having 26 paydays.
<F2>
Consists of bonuses listed according to which year's performance they were awarded.  The bonuses shown for 1997 were paid in February 1998.
<F3>
Represents the value of restricted stock awards to Dr. Baker of 2,500 shares in 1995 and 1996.
<F4>
Consists of incentive stock options listed according to which year's performance they were awarded, and nonqualified stock options awarded in October 1996.  In February 1997 incentive stock options of 36,000 shares, 15,000 shares and 9,000 shares were issued to Dr. Baker, Mr. Petschauer and Mr. Dayton, respectively, as incentives for 1997 performance.  At the same time, Mr. Murphy was granted an incentive stock option of 5,000 shares for his 1996 performance.
<F5>
Consists of matching contributions made under the Company's 401(k) Plan, plus matches of $320 and
$400 to Dr. Baker and Mr. Petschauer, respectively, to support one-time computer purchases.
<F6>
Mr. Murphy was promoted to Vice President of Marketing and Sales in May 1997.

                                 OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants                  Potential Realizable
                         ===============================================     Value at Assumed
                         Number of   % of Total                            Annual Rates of Stock
                         Securities   Options                               Price Appreciation
                         Underlying  Granted to                              for Option Term
                          Options    Employees   Exercise or               =====================
                          Granted    in Fiscal   Base Price   Expiration
         Name                         Year<F1>     Per Share      Date         5%<F2>    10%<F2>
======================   ==========  ==========  ===========  ==========    =========   ========
Daniel A. Baker<F3>          7,135       7.68%      $5.13       2/06/07        $22,997    $58,278
                            36,000      38.76        5.13       2/10/07        116,031    294,045

Thomas W. Petschauer<F3>     5,814       6.26        5.13       2/06/07         18,739     47,488
                            15,000      16.15        5.13       2/10/07         48,346    122,519

Joseph F. Dayton<F3>         5,021       5.41        5.13       2/06/07         16,183     41,011
                             9,000       9.69        5.13       2/10/07         29,008     73,511
Timothy S. Murphy<F3>        5,000       5.38        5.13       2/06/03          8,715     19,771
______________

<F1>
Excludes options for 3,000 shares exercisable at $3.88 per share granted to non-employee
Directors on April 17, 1997.
<F2>
Represents the potential net realizable value of each grant of options assuming that the market price of the underlying Common Stock appreciates in value from its fair market value on the date of grant to the end of the option term at the dedicated annual rates.  The share appreciation at 5 and 10% per year are shown for illustrative purposes only.
<F3>
The options of February 6 and February 10, 1997 were incentive stock options granted at the fair market value on the date of grant.  All of the officers' options vest 1/3 after one year, another 1/3 after two years and the last 1/3 after three years.  All have a ten-year term, except
Mr. Murphy's option has a six-year term.

                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                          AND FISCAL YEAR-END OPTION VALUES

                                               Securities Underlying       Value of Unexercised
                                               Number of Unexercised           In-The-Money
                                                 Options at Fiscal          Options at Fiscal
                        Shares      Value            Year End                  Year End<F2>
                       Acquired    Realized  ========================  ========================
        Name          on Exercise    <F1>    Exercisable Unexercisable Exercisable Unexercisable
====================  ===========  ========  =========== ============= =========== =============
Daniel A. Baker              0          $0    121,203       93,135         $2,801          $0

Thomas W. Petschauer    15,097      10,387     46,675       40,814          4,169           0

Joseph F. Dayton        17,450      17,019     34,703       24,021          3,676           0

Timothy S. Murphy          655         491      1,854        5,833            464         208
______________

<F1>
The value per share is realized from the difference between the exercise price of $3.00 per share and the fair market value of the shares acquired on their dates of exercise.
<F2>
The value of unexercised options at December 31, 1997, the last trading day of 1997, is determined by multiplying the difference between the exercise prices of the options and the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 1997 ($3.25 per share) by the number of shares underlying the options.


The Compensation Committee reserves the right to make additions to the awarded bonus and option grants based on subjective measures of executive officer performance and achievements. No such additions were made for 1997.

  Bonus awards for 1998 will be based on formulae incorporating revenues and pretax profits. Total compensation is intended to exceed the median for comparable positions only if predetermined goals are exceeded. Incentive stock option grants for 1998 will not be based on a pre-set formula, but are intended to be similar to those of comparable positions at comparable companies.

  None of the executive officers and Directors of the Company are parties to any employment agreements with the Company.


CHANGE IN CONTROL AGREEMENTS
  The Company is a party to change in control agreements ("Agreements") with its executive officers. These Agreements provide that in the event of change in control of the Company followed by termination of employment without good cause within one year, the executive officer will receive a lump-sum severance payment. Dr. Baker's Agreement provides for the payment of the equivalent of two years' compensation, with one year's compensation provided in the Agreements with Messrs. Petschauer and Dayton.


Brian D. Shiffman, Chairman Compensation Committee

MEETINGS AND COMPENSATION OF DIRECTORS

  There were five meetings of the Board of Directors in 1997.

  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee is composed entirely of Directors who are not employees of the Company ("Independent Directors"), and reviews the reports of and engages in direct discussions with the independent auditors. The Audit Committee held two meetings in 1997. The Compensation Committee is composed entirely of Independent Directors, and its role is described elsewhere in this proxy statement. The Compensation Committee held three meetings in The Nominating Committee consists of all of the Independent Directors, reviews the qualifications for election to the Board of Directors and, in consultation with the Company's management, identifies prospective nominees for consideration by the Board. The Nominating Committee met once in 1997.

  The Nominating Committee will consider nominees to the Board of Directors recommended by shareholders. Such recommendations should be submitted by mail,addressed to the Nominating Committee in care of the Secretary of the Company.

  During 1997, each incumbent Director attended at least 75 percent of the meetings of the Board of Directors and committees of the Board on which he served.

  Directors who are employees of the Company do not receive compensation for service on the Board other than their compensation as employees. Independent Directors receive no cash compensation, with the exception of Mr. Shiffman, who received $5,000 for his additional services as Secretary in 1997.

  In addition, under the 1996 Stock Plan, each new Independent Director will receive a one-time grant of a nonqualified option to purchase 1,000 shares of Common Stock as of the date of his or her initial election to the Board of Directors. These options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, are fully exercisable upon the date of grant and expire on the fifth anniversary of such grant. Mr. Shiffman, Dr. Taylor, and Mr. Donald Mager, a Director who did not stand for re-nomination, each received such a grant on April 17, 1997, with an exercise price of $3.00. Dr. Baker was not eligible for a grant since he was an employee of the Company on that date.

  Each Independent Director will also receive a grant of a nonqualified option to purchase 1,000 shares of Common Stock under the 1996 Stock Plan at the fair market price on the date of each annual meeting of the shareholders of the Company, provided that such Director continues to serve as an Independent Director immediately following the annual meeting.

  If ITEM 2 on the accompanying proxy, the amendment to the 1996 Stock Plan, is approved by the shareholders, the size of the nonqualified options to Independent Directors will be increased to 5,000 shares effective with the April 16, 1998 annual meeting.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consisted of two Independent Directors, neither of who is or has been an officer of the Company. The Company has no compensation committee interlocks--that is, no officer of the Company serves as a director or a compensation committee member of a company that has an officer or former officer serving on the Company's Board of Directors or the Compensation Committee.

SELECTION OF INDEPENDENT AUDITORS

  The Audit Committee has selected Deloitte & Touche LLP as independent Auditors to examine the accounts of the Company for the fiscal year ending December 31, 1997 and to perform other accounting services. Deloitte & Touche has acted as independent auditors of the Company since 1991. Representatives of Deloitte & Touche are expected to be present at the Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

                                 OTHER BUSINESS

  The Board of Directors does not intend to present any business at the Meeting other than the matters specifically set forth in this proxy statement and knows of no other business scheduled to come before the Meeting. If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company.

  Any shareholder proposals intended to be presented at the Company's 1999 annual meeting of shareholders must be received by the Company no later than November 13, 1998 in order to be included in the proxy statement for that meeting.

  The Company's Annual Report to Shareholders for the year ended December 31, 1997 is being mailed to shareholders with this proxy statement. Shareholders may receive, without charge, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Thomas W. Petschauer, Printware, Inc., 1270 Eagan Industrial Road, St. Paul, MN 55121, or by accessing the Company's Internet web site at: http://PrintwareInc.com.

                                         By order of the Board of Directors:


                                         Brian D. Shiffman
                                         Secretary


March 13, 1998

                                     PRINTWARE, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 1998

The undersigned hereby appoints Daniel A. Baker, Ph.D. or Thomas W. Petschauer, or either of them, as proxies with full powers of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held at the Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota 55402 on Thursday, April 16, 1998, at 3:30 p.m. Central Daylight Time, and at any and all adjournments thereof, hereby revoking all former proxies.

1. The election of directors to serve until the 1999 annual meeting:
   / /  FOR all nominees listed below      / /  WITHHOLD AUTHORITY
        (except as indicated below)
   Daniel A. Baker, Ph.D.      Brian D. Shiffman      Allen L. Taylor, Ph.D.
   INSTRUCTIONS: To withhold your vote for any individual nominee, strike a line through the nominee's name.

2. The approval of the amendment to the 1996 Stock Plan:
   / /  FOR the amendment                 / /  WITHHOLD AUTHORITY

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON ITEM 1 AND ITEM 2 IN ACCORDANCE WITH THE SPECIFICATIONS MADE, AND "FOR" SUCH ITEM IF THERE IS NO SPECIFICATION.



Please date and sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each shareholder should sign.


                                         Dated:____________________, 199____

    / /  Please check here if you plan to attend the Meeting.


__________________________________
SIGNATURE OF SHAREHOLDER


__________________________________
SIGNATURE OF SHAREHOLDER
(if held jointly)



PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.